UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2013

The Men’s Wearhouse, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-16097	74-1790172
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6380 Rogerdale Road
Houston, Texas	77072
(Address of principal executive offices)	(Zip Code)

281-776-7000

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On April 12, 2013, The Men’s Wearhouse, Inc. (the “Company”), Moores The Suit People Inc., one of the Company’s Canadian subsidiaries (“MSP”), and MWUK Holding Company Limited, one of the Company’s UK subsidiaries (“MWUK”), entered into a Third Amended and Restated Credit Agreement (the “Credit Agreement”), with a group of banks.  The Credit Agreement amends and restates the Company’s existing credit facility.  The Company intends to use the Credit Agreement for general corporate purposes.

The Credit Agreement provides the Company with a $300.0 million senior revolving credit facility, with possible future increases to $450 million under an expansion feature. In addition, the Credit Agreement provides for a $100 million term loan, available in a single advance during the period of 120 days after the closing date.  If drawn, the term loan will be repaid over five years, with 10% payable annually in quarterly installments and the remainder due at maturity. The Credit Agreement matures on April 12, 2018. The Credit Agreement is secured by equity interests of certain of the Company’s subsidiaries and intercompany debt payable to the Company and certain of the Company’s subsidiaries.  Borrowings by the Company are guaranteed by certain of its U.S. subsidiaries.  Borrowings by MSP and MWUK are guaranteed by the Company.

The Credit Agreement has several borrowing options which accrue interest by reference, at the Company’s election, to the adjusted LIBO rate, adjusted EURIBO rate, CDOR rate, Canadian prime rate or alternate base rate (as each is defined in the Credit Agreement) plus a varying interest rate margin.  The Credit Agreement also provides for fees applicable to amounts available to be drawn under outstanding letters of credit and fees on unused commitments.

The Credit Agreement contains representations, warranties, covenants, including the requirement to maintain certain financial ratios, and events of default that are generally representative of a commercial loan made to an investment-grade company. The Company’s debt, however, is not rated, and the Company has not sought, and is not seeking, a rating of its debt.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated by reference herein.

Item 1.02                                           Termination of a Material Definitive Agreement.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 8.01                                           Other Events.

On April 16, 2013, the Company issued a press release announcing the completion of the Credit Agreement.  A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

Number	Description

10.1

Third Amended and Restated Credit Agreement, dated as April 12, 2013, by and among The Men’s Wearhouse, Inc., Moores The Suit People Inc., MWUK Holding Company Limited, the financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, and J.P. Morgan Europe Limited, as European Agent (filed herewith).

99.1	Press Release of the Company dated April 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2013

THE MEN’S WEARHOUSE, INC.

	By:	/s/ Kelly M. Dilts
Kelly M. Dilts
Senior Vice President, Chief Accounting Officer,
and Principal Accounting Officer

Index to Exhibits

Exhibit No.	Description

10.1

Third Amended and Restated Credit Agreement, dated as April 12, 2013, by and among The Men’s Wearhouse, Inc., Moores The Suit People Inc., MWUK Holding Company Limited, the financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, and J.P. Morgan Europe Limited, as European Agent (filed herewith).

99.1	Press Release of the Company dated April 16, 2013.